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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17235, 33-19437, 33-30841, 33-38747 and
33-59627) of Acme Metals Incorporated of our report dated March 9, 2001, except as to the Notes entitled "DIP Financing" and "Secured Debt," which are as of March 30, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Chicago, Illinois
March 30, 2001